AMENDMENT NO. 1 AND WAIVER

This Amendment No. 1 and Waiver (this "Agreement") dated as of July 3, 2007 (the "Effective Date"), is by and among Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (the "Company"), Tekoil & Gas Corporation, a Delaware corporation, as guarantor (the "Guarantor"), the lenders party to the Credit Agreement described below ("Lenders"), J. Aron & Company, as Lead Arranger and as Syndication Agent (in such capacities, "Syndication Agent"), and J. Aron & Company, as Administrative Agent for such Lenders (together with its permitted successors in such capacity, the "Administrative Agent").

RECITALS

A.  Reference is made to that certain Credit and Guaranty Agreement dated as of May 11, 2007 among the Company, the Guarantor, the Lenders, the Syndication Agent and the Administrative Agent (the "Credit Agreement").

B.  Subject to the terms and conditions of this Agreement, the Company, the Guarantor, the Lenders, the Syndication Agent and the Administrative Agent, wish to (i) make certain amendments to the Credit Agreement as provided herein and (ii) provide a waiver for the Waiver Defaults, as defined below.

NOW THEREFORE, in consideration of their mutual undertakings, the Company, the Guarantor, the Lenders, the Syndication Agent and the Administrative Agent hereby agree as follows:

Section 1.  Definitions and Interpretations. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.  Waiver.

(a)  The Company hereby acknowledges the existence of the following Events of Default (the "Waiver Defaults"): (i) the Company did not furnish the title opinions required by the Credit Agreement (the "Post-Closing Title Opinions") on or before June 23, 2007 and (ii) the bonds and/or letters of credit in lieu of bonds maintained by Sellers with respect to the Properties for the Railroad Commission of Texas ceased to be in full force and effect prior to June 11, 2007 without Company first providing all such bonds and/or letters of credit in lieu of bonds with respect to the Properties.

(b)  Subject to the terms and conditions of this Agreement, the Lenders hereby waive the Waiver Defaults. The waiver by the Lenders described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Agreement and is limited to the Waiver Defaults. Such waiver shall not be construed to be a consent to or a permanent waiver of any Section covered by either of the Waiver Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Transaction Documents. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Transaction Document. The description herein of the Waiver Defaults is based upon the information available to the Lenders on the date hereof and shall not be deemed to exclude the existence of any other Events of Default. The failure of the Lenders to give notice to any Credit Party of any such other Events of Default is not intended to be nor shall be a waiver thereof. The Company and the Guarantor hereby agree and acknowledge that the Lenders require and will require strict performance by the Company and the Guarantor of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Transaction Documents, as amended hereby, and no inaction or action regarding any Event of Default is intended to be or shall be a waiver thereof.

(c)  Without limitation of the foregoing, any failure to deliver the Post-Closing Title Opinions by the date set forth in Section 8.1(s) of the Credit Agreement (as amended hereby), or any failure of Company to maintain hereafter all bonds and/or letters of credit in lieu of bonds required with respect to the Properties for the Railroad Commission of Texas, shall constitute an Event of Default.

Section 3.  Amendments to the Credit Agreement.

(a)  Section 1.1 of the Credit Agreement is amended by adding the following new terms in alphabetical order:

"July 2007 Uncommitted Loan" means the $6,752,200 Uncommitted Loan made pursuant to the Amendment No. 1 and Waiver dated as of July 3, 2007.

"July 2007 Uncommitted Loan Maturity Date" means, with respect to the July 2007 Uncommitted Loan, the earlier of (a) July 3, 2008, and (b) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

(b)  Section 2.1(b) of the Credit Agreement is amended by deleting the reference to "Maturity Date" and replacing it with the phrase "July 2007 Uncommitted Loan Maturity Date."

(c)  Section 2.6(c) of the Credit Agreement is amended by deleting clause (iv) thereof and replacing it with the following clause (iv):

(iv) at maturity, including the July 2007 Uncommitted Loan Maturity Date and the Maturity Date, as applicable.

(d)  Section 2.4 of the Credit Agreement is amended by deleting the second sentence thereof and replacing such second sentence with the following two sentences:

The proceeds of the Loans made after the Closing Date (other than the July 2007 Uncommitted Loan) shall be applied by Company (a) to implement the Approved Plan of Development, (b) to make other expenditures from time to time approved by Required Lenders, (c) subject to the requirements of Section 6.3, to purchase crude oil puts / natural gas floors, and (d) for Company's working capital. The proceeds of the July 2007 Uncommitted Loan shall be applied by Company (a) to provide as cash collateral to Amegy Bank National Association in connection with the issuance by such bank of a letter of credit (the "Letter of Credit") in the amount of $6,370,000 in favor of the Texas Railroad Commission with respect to the Properties and (b) to pay related expenses, costs and fees.

(e)  Section 2.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.11 ANCF Payment of Principal. On each Quarterly Payment Date, Company will pay (or prepay) the principal of the Loans, without premium or penalty, in an amount equal to 100% of ANCF (or such lesser percentage of ANCF, not to be less than 50%, as may be selected by Agent in its sole discretion) for the immediately preceding Calculation Quarter. Such amount shall be applied first to pay (or prepay) the principal of Loans other than the July 2007 Uncommitted Loan and second to pay (or prepay) the principal of the July 2007 Uncommitted Loan.

(f)  Section 2.13 of the Credit Agreement is hereby amended by adding the following clause (b) in appropriate alphabetical order:

2.13 Mandatory Prepayments.

(b) In the event that any cash collateral or other funds held by Amegy Bank National Association with respect to the Letter of Credit are returned to Company or otherwise released (other than for reimbursement of the issuer for any draws under such Letter of Credit or payment of usual and customary fees with respect thereto), Company shall immediately prepay outstanding principal amount of the July 2007 Uncommitted Loan by an amount equal to the amount so released. No Make-Whole Amount shall be payable with respect to any such prepayment of the July 2007 Uncommitted Loan unless the outstanding principal amount of the Loans made pursuant to Section 2.1(a) has been or is prepaid contemporaneously or otherwise in connection with such prepayment of the July 2007 Uncommitted Loan.

(g)  Section 5.8 of the Credit Agreement is amended by deleting the 6th sentence thereof in its entirety and replacing such 6th sentence with the following:

Company agrees to be insured by insurers with a financial strength rating of "A-" or better and financial size category of "VII" or better from AM Best, "A-" or better by Standard & Poor's or an equivalent rating from a recognized rating agency; provided that Company may be insured by Southern County Mutual Insurance Company as Administrative Agent deems reasonable.

(h)  Section 8.1(s) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(s) Borrower shall fail to (i) furnish, on or before July 23, 2007, title opinions, in form and substance reasonably satisfactory to Administrative Agent, covering Texas State Lease MF030085 (State Tract 5-8A), Texas State Lease MF062790 (State Tract 343), and any lease pooled or unitized therewith, specifically addressing, without limitation, the interests of Borrower in and to the following wells and non-producing reserves: (a) State Tract 5-8A #02, (b) State Tract 5-8A #01, State Tract 5-8 #01(BP01), State Tract 5-8A #01(BP02), State Tract 343#014, State Tract 343 #009, State Tract 343 #018 (BP01), State Tract 343 #014 (BP03), or (ii) comply with all reasonable requirements made by Administrative Agent pursuant to such title opinions; or

(j) Section 8.1 of the Credit Agreement is amended by adding the following clause (t) in appropriate alphabetical order:

(t) Any drawing shall be made or requested under the Letter of Credit.

Section 4.  July 2007 Loan. Subject to the terms and conditions of this Agreement, the Credit Agreement and the other Transaction Documents, the Lenders and the Company hereby agree that as of the Effective Date the Lenders have agreed to provide Uncommitted Loans pursuant to Section 2.1(b) of the Credit Agreement in an aggregate amount equal to $6,752,200. Such Uncommitted Loan shall be made in a single advance on the Effective Date. In addition to the Funding Notice required by Section 2.2 of the Credit Agreement, the Company shall deliver all such information in connection with such Uncommitted Loan as the Administrative Agent may reasonably request. The Uncommitted Loan of each Lender shall constitute a "Loan" as provided in the Credit Agreement. The determination of the Lenders to provide Uncommitted Loans in the amount set forth above was discretionary as provided in Section 2.1(b) of the Credit Agreement, and the Company acknowledges that the Lenders are not required to provide any Loans.

Section 5.  Additional Agreement of the Parties. In order to avoid including the July 2007 Uncommitted Loan and the Letter of Credit obtained therewith on a duplicative basis in calculating the financial covenants set forth in the Credit Agreement, and in order to make certain conforming changes in connection therewith, the parties hereto agree and acknowledge the following: (i) solely for the purpose of calculating the Debt to EBITDA ratio in Section 6.11 and determining the PDP Collateral Coverage Ratio and the Proved Collateral Coverage ratio in Section 6.12, "Indebtedness" shall not include the amount of the Company's Liabilities with respect to the Letter of Credit, (ii) solely for the purpose of calculating the Current Ratio in Section 6.10, "Consolidated Current Liabilities" shall not include the amount of the Company's Liabilities with respect to the Letter of Credit, and (iii) solely for the purpose of calculating the Current Ratio in Section 6.10, "Consolidated Current Assets" shall not include the amount of the cash collateral held by the issuing bank with respect to the Letter of Credit.

Section 6.  Representations and Warranties.

(a)  The Guarantor represents and warrants that (i) after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and the representations and warranties contained in the other Transaction Documents to which the Guarantor is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date; (ii) other than the Waiver Defaults, no Default or Event of Default has occurred and is continuing; (iii) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements required to be delivered by this Agreement ("Other Documents") and to which the Guarantor is a party are within the corporate power and authority of the Guarantor and have been duly authorized by appropriate corporate action and proceedings; (iv) this Agreement and the Other Documents to which the Guarantor is a party constitute legal, valid, and binding obligations of the Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents to which the Guarantor is a party; and (vi) the Liens under the Security Documents are valid and subsisting and secure the Company's and the Guarantor's obligations under the Transaction Documents.

(b)  The Company represents and warrants that: (i) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Transaction Documents to which the Company is a party are true and correct in all material respects on and as of the Effective Date as if made on and as of such date; (i) other than the Waiver Defaults, no Default or Event of Default has occurred and is continuing; (ii) the execution, delivery and performance of this Agreement and the Other Documents to which the Company is a party are within the limited liability company power and authority of the Company and have been duly authorized by appropriate limited liability company action and proceedings; (iv) this Agreement and the Other Documents to which the Company is a party constitute legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (v) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents to which the Company is a party; and (vi) the Liens under the Security Documents are valid and subsisting and secure Company's obligations under the Transaction Documents.

Section 7.  Conditions to Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent on or before the Effective Date:

(a)  Agreement. The Administrative Agent shall have received multiple original counterparts of this Agreement duly and validly executed and delivered by duly authorized officers of the Company, the Guarantor, the Administrative Agent, and the Lenders;

(b)  Cash Collateral Agreement. The Company shall have executed a cash collateral agreement with Amegy Bank National Association ("Amegy") and the Company, Amegy, and the Administrative Agent shall have executed a letter agreement in connection therewith (i) providing, in the case of the letter agreement, that any funds returned to Company or otherwise released by Amegy (other than for reimbursement of Amegy for any draws under such Letter of Credit or payment of usual and customary fees with respect thereto) shall be paid directly to the Administrative Agent and (ii) in the case of both such agreements, otherwise on terms acceptable to the Administrative Agent.

(c)  Closing Documents List. The Administrative Agent shall have received, and shall be satisfied in its sole discretion with, the other items listed on the Closing Documents List attached hereto as Exhibit A (other than any items noted as being deliverable post-closing).

(d)  No Default; Representations. Other than the Waiver Defaults, no Default or Event of Default shall have occurred and be continuing as of the Effective Date. The representations and warranties in this Agreement, and in the Credit Agreement, shall be true and correct in all material respects.

(e)  Fees. The Company shall have paid (i) a waiver and amendment fee equal to $334,425, (ii) a funding fee of $47,775, and (ii) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 8.  Effect on Transaction Documents; Acknowledgments.

(a)  The Company and the Guarantor each acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)  Except as set forth in Section 2 above, the Lenders and Administrative Agent hereby expressly reserve all of their respective rights, remedies, and claims under the Transaction Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Transaction Documents other than as expressly set forth in Section 2 above, (ii) any of the agreements, terms or conditions contained in any of the Transaction Documents, (iii) any rights or remedies of the Lenders or Administrative Agent with respect to the Transaction Documents, or (iv) the rights of Lenders and Administrative Agent to collect the full amounts owing to it under the Transaction Documents.

(c)  The Company, the Guarantor, the Lenders and Administrative Agent, each hereby adopts, ratifies, and confirms the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and the other Transaction Documents are and remain in full force and effect, and the Company and the Guarantor each acknowledges and agrees that its liabilities under the Credit Agreement and the other Transaction Documents are not impaired in any respect by this Agreement.

(d)  From and after the Effective Date, all references to the Credit Agreement and the Transaction Documents shall mean such Credit Agreement and such Transaction Documents as amended by this Agreement.

(e)  This Agreement and each of the Other Documents is a Transaction Document for the purposes of the provisions of the other Transaction Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 9.  Reaffirmation of the Guaranty. The Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations as such Guaranteed Obligations have been increased and amended by this Agreement. The Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under the Credit Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 10.  Miscellaneous.

(a)  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

(b)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

(c)  Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

(d)  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY

TEKOIL AND GAS GULF COAST, LLC

By: Tekoil & Gas Corporation, its Managing Member

By:	/s/ Mark Western
Mark Western
CEO and Chairman of the Board of Directors

GUARANTOR

TEKOIL & GAS CORPORATION

By:	/s/ Mark Western
Mark Western
CEO and Chairman of the Board of Directors

J. ARON & COMPANY, as Lead Arranger, Syndication Agent, Administrative Agent and a Lender

By:
Authorized Signatory

Signature Page to Amendment No. 1 and Waiver

EXHIBIT A
TO AMENDMENT NO. 1 AND WAIVER

[CLOSING DOCUMENT LIST]

Exhibit A to Amendment No. 1 and Waiver